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EXPRESS NAMES MATTHEW C. MOELLERING CHIEF OPERATING OFFICER AND APPOINTS D. PAUL DASCOLI CHIEF FINANCIAL OFFICER

Columbus, OH (September 21, 2011) - Express, Inc. (NYSE: EXPR), the specialty retail apparel chain operating over 600 stores, announced today that it has promoted Matthew C. Moellering to the position of Chief Operating Officer and appointed D. Paul Dascoli as Chief Financial Officer. Moellering was previously Chief Administration Officer & Chief Financial Officer.

Prior to Moellering's role as Chief Administration Officer & Chief Financial Officer, he held a number of senior finance positions including Chief Financial Officer since he joined Express in 2006. Before joining Express, he served in various financial positions with Limited Brands and Procter & Gamble. Prior to that, he was an officer in the United States Army.

“I'm pleased to announce the appointment of Matt Moellering as Chief Operating Officer,” said Michael Weiss, President and Chief Executive Officer, Express, Inc. “Throughout his tenure at Express, Matt has made significant contributions to the success and growth of our business, including leading the company through our IPO in May of 2010. As Chief Operating Officer, Matt's notable experience and perspective will enhance his oversight of the day-to-day operations of the business and allow him to focus more time on continuing to advance our four pillars of growth, particularly all of the operational requirements needed for international expansion,” he added.

Dascoli's extensive experience includes close to 30 years in a series of financial leadership positions with VF Corporation, Thomasville Furniture Industries, Revlon and PepsiCo. He most recently served as Chief Financial Officer for VF Jeanswear Limited Partnership, a division of VF Corporation, where he played a key role in growing the iconic Wrangler and Lee brands in North and South America. He also serves on the board of Stanley Furniture Company, Inc and is the Chairman of their Audit Committee.

Dascoli will report to Moellering. “We are pleased to have someone of Paul's caliber join Express,” said Moellering. “His extensive background and deep finance experience will be an asset as we continue to deliver on Express' four pillars of growth.” Dascoli will join Express on September 26 and will be based at the company's headquarters in Columbus, OH.

About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30 year old customer. The Company has over 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates over 600 retail stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, Puerto Rico and Canada, and also distributes its products through the Company's e-commerce website, www.express.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact and include, but are not limited to, growth strategy and plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) the success of the malls and shopping centers in which our stores are located; (6) our dependence upon independent third parties to manufacture all of our merchandise; (7) our growth strategy, including our international expansion plan; and (8) our dependence on a strong brand image. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the United States Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.